                                                                    Exhibit 3.91

                                STATE OF FLORIDA

                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Amended and Restated Articles of Incorporation, as amended to date, for SYCOLEMAN CORPORATION, a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is F02002.





                                                     Given under my hand and the
                                              Great Seal of the State of Florida
                                           At Tallahassee, the Capitol, this the
                                                     Thirteenth day of May, 2003

                                                               Glenda E. Hood
                                                              Secretary of State

GREAT SEAL OF THE STATE O F FLORIDA
IN GOD WE TRUST
CR2E022 (2-03)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

--------------------------------------------------------------------------------

                          Coleman Research Corporation
--------------------------------------------------------------------------------
                                 (present name)
--------------------------------------------------------------------------------

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article I is amended to read as follows:

         "The name of this corporation is SYColeman Corporation".









SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:



THIRD: The date of each amendment's adoption: November 14th, 2002

FOURTH: Adoption of Amendment(s) (CHECK ONE)

[ ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups.
             The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                   "The number of votes cast for the amendment(s) was/were sufficient for approval by

                   -------------------------------------------------------------
                                         voting group

[X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

                  Signed this 14th day of November, 2002

Signature /s/ Christopher C. Cambria
         ----------------------------------------------------------------------
         (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)


                             Christopher C. Cambria
                       ----------------------------------
                              Type or printed name

                                    Director
                       ----------------------------------
                                      Title

                               ARTICLES OF MERGER

         The undersigned domestic Corporations, pursuant to Section 607,1101 of the Florida Business Corporation Act, hereby execute the following Articles of
Merger:

         First: The names of the corporations proposing to merge and the names of the States under the laws of which such corporations are organized are as follows:

         Name of Corporation                       State of Incorporation
         -------------------                       ----------------------
     Coleman Research Corporation                 Florida
     Aegis Engineering, Inc.                      Florida

         Second: The laws of the State of Florida under which both corporations are organized under permit such merger and both corporations are complying with the applicable provisions of the Florida Business Corporation Act in effecting the merger.

         Third: The name of the Surviving Corporation is Coleman Research Corporation.

         Fourth: The Plan of Merger is as follows:

         1. The name of each of the domestic corporations of the merger is as follows: Coleman Research Corporation, a wholly-owned subsidiary of Thermo Electron Corporation, a Delaware corporation, and Aegis Engineering, Inc.

         2. Effective upon issuance of the Certificate of Merger by the Secretary of State of Florida, Aegis Engineering, Inc. (hereinafter referred to as the "Merging Corporation") will merge into Coleman Research Corporation (the "Surviving Corporation"), and Coleman Research Corporation shall be the surviving corporation resulting from the merger.

         3. Until altered, amended or repealed, as therein ________________ Bylaws of the Surviving Corporation in effect as of' the date of these Articles of Merger shall continue to be the Bylaws of the Surviving Corporation.

         4. The principal office of the Surviving Corporation shall be the principal office of the Surviving Corporation as of the date of the Articles of Merger.

         5. The Surviving Corporation shall ray all the expenses of carrying the Articles of Merger into effect and of accomplishing the merger.

         6. Upon the date when the Articles of Merger shall become effective (hereinafter referred to as the "Effective Date"), the separate existence of the Merging Corporation shall cease, and the Merging Corporation shall be merged into the Surviving Corporation, which shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, liabilities and duties of the corporation party to the Merger, and all and singular, the rights, privileges, powers and franchises of said corporation, and all property, real, personal and mixed, and all debts due to said corporation shall be vested in the Surviving Corporation: and all property, rights and privileges, powers and franchises, and all and every other interest, shall thereafter be as effectively the property of the Surviving Corporation as they were of the constituent corporation, and the title to any real estate, whether by deed or otherwise, vested in said corporation party hereto, shall not revert or be in any way impaired by reason of this merger, provided that all the rights of creditors and all liens upon the property of the corporation party hereto shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporation shall forthwith attach to the said Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         7. If, at any time, the Surviving Corporation shall consider or be advised that any further actions are necessary or desirable to vest in said Surviving Corporation, according to the terms hereof, the title to any property or rights of the said Merging Corporation, the proper officers and directors of said Merging Corporation shall and will execute and make all such proper assignments and assurances, and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation. and otherwise to carry out the purposes of the Merger.

         8. The manner of converting the outstanding capital shares of the merging corporations shall he as follows:

         (a) Conversion of Shares. Upon the Effective Date, all of the outstanding common shares of the Surviving Corporation shall remain issued and outstanding to its sole shareholder Thermo Electron Corporation, the parent corporation of the Surviving Corporation. Upon the Effective Date, all of the outstanding common shares of the Merging Corporation shall be transferred, exchanged and/or converted for or into a number of shares of common stock of Thermo Electron Corporation ("Thermo Shares") which, when multiplied by the average closing per share price of the common stock of Thermo Electron Corporation on the New York Stock Exchange for the five (5) trading days preceding the Closing Date would equal $460,000. The Thermo Shares shall be delivered as soon as practicable after the Effective Date, but in no event more than sixty (60) days from the Closing Date. The Thermo Shares shall be subject to the Forfeiture Agreement signed on the Closing Date and pending the expiration of the period of forfeiture as described in the Forfeiture Agreement, the Thermo Shares, subject to forfeiture, shall be held in escrow pursuant to the terms of an Escrow Agreement. The issuance of the Thermo Shares shall not be registered under the Securities Act of 1933 (the Securities Act"), however, the Thermo Shares will be registered under the Securities Act before the first anniversary of the Closing Date, if an exemption from registration under the Securities Act does not otherwise exist.

         FIFTH: The effective date of this Certificate of Merger shall be the 31st day March, 1996.

         SIXTH: The Agreement and Plan of Merger was adopted by the Board of Directors of Coleman Research Corporation on the 5th day of April, 1996 and no action was required by the sole shareholder of the Surviving Corporation, Thermo Electron Corporation. The sole Shareholder and Board of Directors of Aegis Engineering adopted the Plan of Merger on the 5th day of April, 1996.

                  Signed this 5th day of April, 1996.

                                               COLEMAN RESEARCH CORPORATION


                                               By /s/ James B. Morrison
                                                  -----------------------------
                                                  James B. Morrison
                                                  Its President

                                               By /s/
                                                  -----------------------------
                                                  Its Secretary, who by
                                                  this signature also attests

(CORPORATE SEAL)
                                               (THE "SURVIVING CORPORATION")

                  Signed this 5th day of April, 1996.

                                               AEGIS ENGINEERING, INC.


                                               By /s/ Michael G. Stelling
                                                  -----------------------------
                                                  Michael G. Stelling
                                                  Its President

                                               By /s/ Michael G. Stelling
                                                  -----------------------------
                                                  Its Secretary, who by
                                                  this signature also attests
(CORPORATE SEAL)
                                               (THE "MERGING CORPORATION")

STATE OF FLORIDA )

COUNTY OF ____________ )

         The foregoing instrument was acknowledged before me this 5 day of April, 1996, by James B. Morrison, President of Coleman Research Corporation, on behalf of the Corporation.

         My commission expires: ______________

                                                  /s/ C. Van Dermark
                                                --------------------------------
                                                Notary Public
(SEAL)                                          Notary Seal



STATE OF ________________ )

COUNTY OF ____________    )

         The foregoing instrument was acknowledged before me this ___ day of ____, 1996, by Michael G. Stelling, President of Aegis Engineering Corporation, on behalf of the Corporation.

         My commission expires: ______________

                                                 -------------------------------
                                                 Notary Public
(SEAL)

                                STATE OF FLORIDA

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          COLEMAN RESEARCH CORPORATION
                            (BY VOTE OF SHAREHOLDERS)

         Pursuant to Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned corporation hereby adopts these Amended and Restated Articles of Incorporation.

             ARTICLE I - NAME, PRINCIPAL OFFICE AND MAILING ADDRESS
           -----------------------------------------------------------

         (a) The name of this corporation is COLEMAN RESEARCH CORPORATION.

         (b) The principal office of the corporation is located at 201 South Orange Avenue Suite 1300, Orlando, Florida 32801, and the mailing address of the corporation is 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801.

                              ARTICLE II - DURATION
                           --------------------------

         This Corporation shall have perpetual existence.

                              ARTICLE III - PURPOSE
                            ------------------------

         This Corporation is organized for the following purposes:

         (a) To operate a business engaged in studies, consultation, planning, engineering and other support efforts of a high technology nature involving defense, space, energy, and similar programs; to operate necessary facilities in support of such activities and to carry on any and all operations related thereto.

         (b) To transact any and all lawful business.

                               ARTICLE IV - POWERS
                             -----------------------

         This corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.

                            ARTICLE V - CAPITAL STOCK
                         ------------------------------

         (a) The total number of shares which the Corporation shall have the authority to issue is 50,000,000 shares of Common of the par value of $.001 per share, constituting a total authorized capital of $50,000, and consisting of such one class only.

         (b) Except as otherwise provided by law or in the by-laws of the corporation, the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding Common Stock of the corporation, and each shareholder shall have one vote per share of Common Stock.

                        ARTICLE VI - PRE-EMPTIVE RIGHTS
                        -------------------------------

         The shareholders of this corporation shall have no preemptive right to acquire unissued or treasury shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.

                   ARTICLE VII - REGISTERED OFFICE AND AGENT
                   -----------------------------------------

         The street address of the registered office of this corporation is 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801, and the name of the registered agent of this corporation at that address is James B. Morrison.

                   ARTICLE VIII - INITIAL BOARD OF DIRECTORS
                   -----------------------------------------

         This article has been deleted and no substitution made.

                           ARTICLE IX - INCORPORATOR
                           -------------------------

         The name and address of the person signing the initial articles of incorporation was:

                  Thomas Jefferson Coleman
                  6123 Parawood Drive
                  Orlando, FL 32811

                              ARTICLE X - BY-LAWS
                              -------------------

         The power to adopt, alter, amend or repeal by-laws shall be vested in the Board of Directors and the shareholders.

                              ARTICLE XI - OFFICERS
                              ---------------------

         The officers of the corporation shall be a president and such other officers as shall be determined by the Board of Directors.

         The Board of Directors may provide for the election or appointment and prescribe the duties of all officers and agents as the board may deem desirable and proper, and may take such action not inconsistent with the Articles of Incorporation and the by-laws of the corporation and the laws of the State of Florida as such board may deem advisable for the conduct and operation of the business of the corporation.

                             ARTICLE XII - MEETINGS
                             ----------------------

         Meetings of shareholders and directors, including the time, place, and manner of calling such meetings, shall be fixed by the by-laws of the corporation.

                            ARTICLE XIII - AMENDMENT
                            ------------------------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

                        ARTICLE XIV - STOCK RESTRICTION
                        -------------------------------

         This article has been deleted and no substitution made.

                                 ***************

         The Articles of Incorporation, as amended, have been further amended by these Amended and Restated Articles of Incorporation as follows:

         (1) Articles VII has been amended to reflect the current address of the registered office and to name a new registered agent, which amendment does not require shareholder approval.

         (2) Articles VIII setting forth the names and addresses of the initial directors has been deleted in its entirety and no substitution made, which amendment does not require shareholder approval.

         (3) Article XIV restricting stock ownership to employees of the Corporation, the Corporation, a trust qualified under ss.401(a) of the Internal Revenue Code of 1986, as amended, or the Coleman Family has been deleted in its entirety and no substitution made, which amendment could be deemed to require shareholder approval.

         The amendments to the Articles of Incorporation of the Corporation set forth above were adopted on the 15th day of March, 1995, by a vote of the Board of Directors and the Common shareholders of the Corporation, on which date there were 13,235,528 shares outstanding and entitled to vote thereon; and the number of votes cast for the amendments by the shareholders was sufficient for approval.

         Signed this 15th day of March, 1995.

                                        COLEMAN RESEARCH CORPORATION


                                        By /s/ James B. Morrison
                                          --------------------------------------
                                          James B. Morrison
                                          President


                                        By /s/ Harriett C. Coleman
                                          --------------------------------------
                                          Harriett C. Coleman
                                          Secretary

                                  VERIFICATION

         I, the undersigned, as President of Coleman Research Corporation, do hereby verify that the above and foregoing instrument represents an amendment to the Articles of Incorporation of Coleman Research Corporation, a Florida corporation, as set forth in these Amended and Restated Articles of Incorporation, duly approved and adopted by a vote of the directors and the shareholders of the Corporation and that the statements contained therein are true and correct.

         This 15th day of March, 1995.



                                           /s/ James B. Morrison
                                          --------------------------------------
                                          James B. Morrison
                                          President

         Sworn to and subscribed before me on this 15 day of March, 1995.



                                           /s/ C. Van Dermark
                                          --------------------------------------
                                          Notary Public
                                          My Commission Expires:
                                          Notary Seal

                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------


         The undersigned hereby accepts the designation and appointment of registered agent for service of process.

         Dated this 15th day of March 1995.



                                           /s/ James B. Morrison
                                          --------------------------------------
                                          James B. Morrison

                  DOMESTIC CORPORATION AND FOREIGN CORPORATION

                               ARTICLES OF MERGER

         The undersigned Corporations, pursuant to Section 607.1107 of the Florida Business Corporation Act, hereby execute the following Articles of
Merger:

         First: The names of the corporations proposing to merge and the names of the States under the laws of which such corporations are organized are as follows:

         Name of Corporation                           State of Incorporation
         -------------------                           ----------------------

     Coleman Research Corporation                             Florida

        CRC Acquisition Corp.                                 Delaware

         Second: The laws of the State under which such foreign corporation is organized permit such merger and such foreign corporation is complying with those laws in effecting the merger.

         Third: The name of the Surviving Corporation is Coleman Research Corporation, a Florida corporation, and it is complying with the applicable provisions of Sections 607.1101 - 607.1105 F.S.

         Fourth: The Plan of Merger is as follows:

               1. The name of each of the constituent corporations of the merger is as follows: Coleman Research Corporation, a Florida corporation, and CRC Acquisition Corp., a Delaware corporation, a wholly-owned subsidiary of Thermo Electron Corporation, a Delaware corporation (hereinafter referred to as "Thermo").

               2. Effective upon issuance of the Certificates of Merger by the Secretary of State of Florida and the Secretary of State of Delaware, CRC Acquisition Corp. (hereinafter referred to as "Acquisition" or the "Merging Corporation") hereby merges into Coleman Research Corporation (hereinafter referred to as "CRC" or the "Surviving Corporation"), and the Surviving Corporation shall be the surviving corporation resulting from said merger.

         The Articles of Incorporation of CRC are being Amended and Restated simultaneously herewith to delete a provision which limits stock ownership to employees of CRC.

         Until altered, amended or repeated, as therein provided, the Bylaws of the Surviving Corporation in effect as of the date of these Articles of Merger, shall continue to be the Bylaws of the Surviving Corporation.

         The principal office of the Surviving Corporation shall be the principal office of the Surviving Corporation as of the date of the Articles of Merger.

         The Surviving Corporation shall pay all the expenses of carrying the Articles of Merger into effect and of accomplishing the merger.

         Upon the date when the Articles of Merger shall become effective (hereinafter referred to as the "Effective Date"), the separate existence of the Merging Corporation shall cease, and the Merging

Corporation shall be merged into the Surviving Corporation, which shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, liabilities and duties of the corporation party to the Merger, and all and singular, the rights, privileges, powers and franchises of said corporation, and all property, real, personal and mixed, and all debts due to said corporation shall be vested in the Surviving Corporation; and all property, rights and privileges, powers and franchises, and all and every other interest, shall thereafter be as effectively the property of the Surviving Corporation as they were of the constituent corporation, and the title to any real estate, whether by deed or otherwise, vested in said corporation party hereto, shall not revert or be in any way impaired by reason of this merger, provided that all the rights of creditors and all liens upon the property of the corporation party hereto shall be preserved unimpaired, and all debts, liabilities and duties of the Merging Corporation shall forthwith attach to the said Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         If, at any time, the Surviving Corporation shall consider or be advised that any further actions are necessary or desirable to vest in said Surviving Corporation, according to the terms hereof, the title to any property or rights of the said Merging Corporation, the proper officers and directors of said Merging Corporation shall and will execute and make all such proper assignments and assurance, and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of the Merger.

               3. The manner of converting the outstanding capital shares of the merging corporations shall be as follows:

                  (a) Conversion of CRC's Shares. Upon the effective date of the merger, each share of the CRC's common stock outstanding immediately prior thereto (hereinafter referred to as the "CRC Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive .19138 (hereinafter referred to as the "Exchange Ratio") shares of Thermo common stock, $1.00 par value (hereinafter referred to as the "Thermo Shares").

                  (b) CRC Stock Options. At or prior to the Effective Date, Thermo and CRC shall take all action necessary to cause the assumption by Thermo of the options to purchase CRC common stock outstanding as of the effective date (the "CRC Options"). Each of the CRC Options shall he converted without any action on the part of the holder thereof into an option to purchase shares of Thermo common stock as of the Effective Date (hereinafter referred to as the "Thermo Options"). The number of shares of Thermo common stock that each record holder of an option agreement which represents CRC Options (the "Optionholders") shall he entitled to receive upon the exercise of such option shall be a number of whole and fractional shares determined by multiplying the number of shares of CRC common stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The assumption and conversion of CRC Options to Thermo Options shall not give the Optionholders additional benefits which they did not have immediately prior to the Effective Date, result in any acceleration of any vesting schedule for any CRC Option, other than the acceleration of the vesting schedules pursuant to the terms of the CRC Nonqualified Stock Option Plan dated January 2, 1990, or relieve the Optionholders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Thermo common stock shall be issued upon exercise of any Thermo Option and in lieu of receiving any fractional share of Thermo common stock, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes.

                  (c) Limit on Issuance of Thermo Shares. Anything to the contrary herein notwithstanding, the total. number of Thermo Shares which shall be: required to be issued pursuant to the paragraph (a) above and upon the exercise of CRC Options that are converted into Thermo Options pursuant to paragraph (b) above shall not (except as such number of shares shall be required to be adjusted pursuant to paragraph
(h) hereof) exceed 2,669,158. In the event that the application of the Exchange Ratio set forth in paragraph (a) above could result in the issuance of more than 2,669.158 Thermo Shares, such Exchange Ratio shall be automatically adjusted such that the total number of Thermo Shares will not exceed 2,669,158.

                  (d) Dissenting Shares. Each outstanding CRC Share held by a CRC shareholder who has demanded and perfected his or her right to an appraisal of his or her CRC Shares in accordance with Sections 607.1301, 607.1302 and
607.1320 of the Florida Business Corporation Act and who has not effectively withdrawn or lost his or her right to such appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive the Thermo Shares represented by such CRC Shares pursuant to paragraph (a) above, but the holder thereof shall be entitled only to such rights as are granted by Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act.

                  (e) Payment for the CRC Shares. Promptly following the effective date of the merger, The First National Bank of Boston, Thermo's stock transfer agent (hereinafter referred to as the "Exchange Agent"), shall transmit to each record holder of an outstanding certificate which prior thereto represented CRC Shares (the "Shareholders") a form of letter of transmittal and instructions for use in effecting the surrender of such certificate and/or option agreement in exchange for the Thermo Shares represented by such CRC Shares. Upon the proper surrender of such certificates and a duly executed letter of transmittal and any required tax certifications, in accordance with such instructions, to the Exchange Agent, the Exchange Agent shall deliver a certificate for the Thermo Shares that such person is entitled to receive, minus the deduction specified in paragraph (f) hereof. It shall be a condition of such payment and delivery that the surrendered certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such shall pay any transfer or other taxes required by reason of such payment or delivery or establish to the satisfaction of the Transfer Agent, Thermo and/or the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered for exchange, each certificate heretofore representing CRC common stock (other than Dissenting Shares) shall, subject to paragraph (f) hereof, be deemed for all purposes to evidence the right to receive the consideration as described in accordance with paragraph (a) above; provided however, that unless and until any such outstanding certificate is so surrendered, the holder of such outstanding certificate shall cease to have any rights as a stockholder of CRC, except such rights, if any, as such holder may have with respect to Dissenting Shares and shall not be entitled to receive any consideration from the Surviving Corporation and/or Thermo with respect to the CRC Shares represented by such certificate. Each Shareholder, upon surrender of each such certificate to the Exchange Agent, shall receive promptly in exchange for each such certificate the Thermo Shares and cash (if any) to which such holder is entitled pursuant to paragraphs (a), (g) and (h) hereof. Unless and until any such outstanding certificates for CRC Shares shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of Thermo common stock as of any date subsequent to the Effective Date shall be paid to the holder of any such outstanding certificate and his other rights as a stockholder of Thermo shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of Thermo common stock issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of Thermo common stock represented by such certificate issued upon such surrender and exchange, and his other rights as a stockholder of Thermo shall thereafter be restored.

                  (f) Escrow Account. For the purpose of providing support of the representations and warranties contained herein and to induce Thermo to enter into the Agreement and Plan of Merger, ten percent (10%) of Thermo Shares each CRC shareholder has the right to beneficially receive pursuant to paragraph (a) above (including Thermo Shares to be issued to the CRC 401(k) Employee Stock Ownership Plan (the "KSOP")) shall be withheld from payment to such CRC shareholder pursuant to paragraph (a) and shall be set aside in escrow pursuant to the terms of the Indemnification and Stock Escrow Agreement (the "Escrow Agreement") entered into by and among Therrno, CRC, the shareholder representative as defined in the Escrow Agreement) and The First National Bank of Boston, as escrow agent. The amount of shares placed in escrow pursuant to this paragraph (f) shall be considered the "Escrowed Shares." The Escrowed Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of' any creditor of any party, and shall he held and disbursed by the Escrow Agent solely for the purposes and in accordance with the terms of the Escrow Agreement. It is intended that the assets held in escrow as above provided shall facilitate Thermo's and the Surviving Corporation's ability to recover amounts to which they are entitled under the Agreement and Plan of Merger dated February 8, 1995 (hereinafter referred to as the "Agreement and Plan of Merger") or the Escrow Agreement as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Agreement and Plan of Merger and to satisfy claims of Thermo and Acquisition arising as a result of the Agreement and Plan of Merger or the Escrow Agreement. Accordingly, and to the extend necessary to provide such protection to Thermo and the Surviving Corporation, property held in escrow thereunder shall be available to satisfy claims of Thermo and the Surviving Corporation under the Agreement and Plan of Merger or the Escrow Agreement to the extent provided in such agreements.

                  (g) No Fractional Shares of Thermo Common Stock. Notwithstanding any other provision, neither certificates nor scrip for fractional shares of Thermo common stock shall be issued to any holder of CRC common stock in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each CRC shareholder who otherwise would have been entitled to receive a fraction of a share of Thermo common stock shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such shareholder's fractional interest by the closing price of Thermo common stock as reported on the New York Stock Exchange on the Effective Date. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Date by surrender of certificates for shares of CRC common stock shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

                  (h) Adjustments. In the event Thermo shall declare, pay, make or effect between the date the Agreement and Plan of Merger and the Effective Date hereof (i) any stock dividend or other distribution in respect of Thermo common stock payable in shares of capital stock of Thermo, (ii) any stock split or other subdivision of outstanding shares of Thermo common stock into a larger number of shares, (iii) any combination of outstanding shares of Thereto common stock into a smaller number of shares, (iv) any reclassification of Thermo common stock into other shares of capital stock or securities, or (v) any exchange of the outstanding shares of Thermo common stock, in connection with a merger or consolidation of Thermo or sale by Thermo of all or part of its assets, for a different number or class of shares of stock or securities of Thermo or for the shares of the capital stock or other securities of any other corporation, appropriate adjustment shall he made in the ratio for the conversion of CRC Shares into Thermo Shares as may be required to put the CRC shareholders in the same position as if the record date, with respect to any such transaction or transactions which shall so occur, had been immediately after the Effective Date, or otherwise to carry out the intents and purposes of the Agreement and Plan of Merger.

                  (i) Closing of Stock Transfer Books. The stock transfer books of CRC shall be closed at the close of business on the day immediately preceding the Effective Date. In the event of a transfer of ownership of CRC common stock, the shares of Thermo common stock and cash (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such CRC common stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

                  (j) Lost Certificates. In the event any certificate representing a shareholder's CRC Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate or option instrument to be lost, stolen or destroyed, the Exchange Agent or the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed certificate or option instrument the consideration payable in exchange therefor pursuant to this Section 3. The Board of Directors of the Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Exchange Agent or the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate or option instrument alleged to have been lost, stolen or destroyed.

                  (k) Conversion of Acquisition Shares. Upon the effective date hereof, each share of Acquisition's common stock outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into one (1) fully paid and nonassessable common share of the Surviving Corporation, which shares shall be registered in the name of and beneficially owned by Thermo.

         The following sets forth the Board of Directors of the Surviving Corporation after the effective date of the merger who shall hold office until their successors are duly elected and qualified:

              Name                                        Address
              ----                                        -------
   Marshall J. Armstrong                      81 Wyman Street
                                              Waltham, Massachusetts 02254

   James B. Morrison                          201 South Orange Avenue
                                              Orlando, Florida 32801

   Richard H. Levine                          201 South Orange Avenue
                                              Orlando, Florida 32801

   Martin R. Adams                            950 L'Enfant Plaza Center, SW
                                              Eighth Floor
                                              Washington, D.C. 2002632801

   Buddy G. Beck                              950 L'Enfant Plaza Center, SW
                                              Eighth Floor
                                              Washington, D.C. 2002632801

   Robert V. Wells                            201 South Orange Avenue
                                              Orlando, Florida 32801

         The following sets forth the officers of the Surviving Corporation after the effective date of the merger who shall hold office until their successors are duly elected and qualified:

              Name                                        Address
              ----                                        -------
    Marshall J. Armstrong                     81 Wyman Street
    Chairman of the Board                     Waltham, MA 02254

    James B. Morrison                         201 South Orange Avenue
    President                                 Orlando, Florida 32801

    Richard H. Levine                         201 South Orange Avenue
    Corporate Vice President and              Orlando, Florida 32801
    Chief Financial Officer

    Martin R. Adams                           950 L'Enfant Plaza Center, SW
    Corporate Vice President                  Eighth Floor
                                              Washington, D.C. 2002632801

    Buddy G. Beck                             950 L'Enfant Plaza Center, SW
    Corporate Vice President                  Eighth Floor
                                              Washington, D.C. 2002632801

    Robert V. Wells                           201 South Orange Avenue
    Corporate Vice President                  Orlando, Florida 32801

    Jonathan W. Painter                       81 Wyman Street
    Treasurer                                 Waltham, MA 02254

    Sandra L. Lambert                         81 Wyman Street
    Secretary                                 Waltham, MA 02254

    Seth H. Hoogasian                         81 Wyman Street
    Assistant Secretary                       Waltham, MA 02254

    Robert V. Aghababian                      81 Wyman Street
    Assistant Secretary                       Waltham, MA 02254


         FIFTH: The effective date of this Certificate of Merger shall be the 15th day of March, 1995.

         SIXTH: The Agreement and Plan of Merger was adopted by the Shareholders of Coleman Research Corporation, the undersigned Florida Corporation, on the 15th day of March, 1995, and was adopted by the sole Shareholder of CRC Acquisition Corp., the undersigned foreign corporation, on the 15th day of March, 1995.

         SIGNED this 15th day of March, 1995.

                                       COLEMAN RESEARCH CORPORATION


                                       By: /s/ James B. Morrison
                                          --------------------------------------
                                          James B. Morrison
                                          Its President

                                       By: /s/ Harriett Coleman
                                          --------------------------------------
                                          Harriett Coleman
                                          Its Secretary, who by
                                          this signature also attests
(CORPORATE SEAL)
                                       (THE "SURVIVING CORPORATION")

                                       CRC ACQUISITION CORP.

                                       By: /s/
                                          --------------------------------------

                                          Its President

                                       By: /s/
                                          --------------------------------------
                                          Its Secretary, who by
                                          this signature also attests

(CORPORATE SEAL)
                                       (THE "MERGING CORPORATION")

STATE OF MA)

COUNTY OF MIDDLESEX)


         The foregoing instrument was acknowledged before me this 15 day of March, 1995, by Marshall J. Armstrong, President of CRC Acquisition Corp., on behalf of the Corporation.

         My commission expires: 11/25/99

                                                 /s/
                                                 -------------------------------
                                                          Notary Public
(SEAL)



STATE OF FLORIDA)

COUNTY OF _____________   )


         The foregoing instrument was acknowledged before me this ___ day of _____, 1995, by James B. Morrison, President of Coleman Research Corporation, on behalf of the Corporation.

         My commission expires: _________________

                                                 /s/ C. Van Dermark
                                                 -------------------------------
                                                          Notary Public
(SEAL)